UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934

                        Date of Report: March 10, 2003


                                   KFX INC.
            (Exact name of Registrant as specified in its charter)


             Delaware                          0-23634                         84-1079971
     ------------------------------   ------------------------------    --------------------------
 (State or other jurisdiction of       Commission File Number                 IRS Employer
  incorporation or organization)                                         Identification Number

           3300 East 1st Avenue, Suite 290
               Denver, Colorado, USA                        80206
   --------------------------------------------     ------------------------
     (Address of principal executive offices)             (Zip Code)


                                (303) 293-2992
                   -----------------------------------------
                        (Registrant's telephone number,
                             including area code)

                                Not Applicable
  --------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




ITEM 4.  Changes in Registrant's Certifying Accountant

As previously disclosed, the Audit Committee of the Board of Directors of KFx Inc. ("KFx") and the Board of Directors of KFx approved the selection of Deloitte & Touche LLP as the new independent accountants for KFx. Deloitte & Touche LLP has accepted this engagement.

ITEM 5.  Other Events.

As described in the KFx press release dated March 11, 2003, KFx received
$15.0 million through a private placement of common stock and warrants, completed on March 10, 2003, from a group of investors. This private placement was made pursuant to a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated March 4, 2003. Pursuant to the Purchase Agreement, the proceeds from the sale of the shares of common stock shall be used for general corporate purposes and to partially fund KFx's development of and investment in a K-Fuel production facility to be constructed in accordance with agreements between KFx, Kennecott Alternative Fuels, Inc., and K-Fuel, LLC.

The terms of the private placement included the sale of 6.0 million shares of common stock at $2.50 per share and warrants to purchase 1.2 million shares of common stock at a purchase price of $2.75 per common share, subject to adjustment. Pursuant to the Registration Rights Agreement dated March 4, 2003, KFx agreed with the investors to file a registration statement with the Securities and Exchange Commission to register all of the common stock and warrants issued as part of this financing. If KFx does not file this registration statement within five business days after filing its Form 10-K for the year ended December 31, 2002, or if the registration statement is not declared effective by the Securities and Exchange Commission within 120 days of the Closing then KFx must issue to each investor an additional warrant to acquire the number of shares of common stock equal to 2% of the number of shares of common stock issued to the investor pursuant to the Purchase Agreement. Thereafter, KFx must continue to issue additional warrants at the end of each subsequent 30-day period if the registration statement remains unfiled. These new warrants will have the same terms and conditions as the original warrant issued to the investors. In the event the registration statement has not been declared effective within 120 days of the Closing, KFx shall issue additional warrants to purchase shares of common stock equal to 2% of the number of shares of common stock issued to the investor pursuant to the Purchase Agreement for each 30-day period for which the registration statement has not been declared effective.

ITEM 7.           Financial Statements and Exhibits

                  10.1 Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated March 4, 2003.

                  99.1     Press Release dated March 11, 2003.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          KFx Inc.
                                          (Registrant)

                                          By:      /s/ Jerry A. Mitchell
                                             ---------------------------------
                                                   Jerry A. Mitchell
                                                   Vice President of Finance

Date:    March 11, 2003